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                                                                  EXHIBIT 23.11

                             ACCOUNTANTS' CONSENT

The Shareholders and Board of Directors
The Ragan Outdoor Advertising Company of Rockford:

  We consent to the use of our report dated February 27, 1997, related to the financial statements of the Ragan Outdoor Advertising Company of Rockford d/b/a Robbinswood Outdoor Advertising (a Partnership) included herein, and to the reference to our firm under the heading "Experts" in this Registration Statement (No. 333- ) and related Prospectus.

                                          McGladrey & Pullen, LLP
Rockford, Illinois
June 2, 1997